As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SMART FOR LIFE, INC.

(Exact name of registrant as specified in its charter)

Nevada	38-3922937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

990 S Rogers Circle, Suite 3

Boca Raton, FL 33487

(786) 749-1221

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darren C. Minton

Chief Executive Officer

990 S Rogers Circle, Suite 3

Boca Raton, FL 33487

(786) 749-1221

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

(202) 869-0888

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND STATEMENT PURSUANT RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (this “Registration Statement”) is a combined prospectus relating to this Registration Statement and to (i) the registration statement on Form S-1 (Registration No. 333-261699), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2021 and declared effective on February 14, 2022, as amended by Post-Effective Amendment No. 1 filed with the SEC on June 17, 2022 and declared effective on June 22, 2022 (“Registration Statement I”); and (ii) the registration statement on Form S-1 (Registration No. 333-268830), which was originally filed with the SEC on December 16, 2022 and declared effective on December 28, 2022, as amended (“Registration Statement II,” and, together with Registration Statement I, the “Prior Registration Statements”).

This Registration Statement, which is a new registration statement, combines 1,042,595 shares of common stock from the Prior Registration Statements with an additional 3,264,017 shares of common stock, all of which are registered hereby for offer and resale by the selling stockholders named in the Prospectus, to enable an aggregate of 4,306,612 shares of common stock to be offered pursuant to the combined Prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statements (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 5, 2023

4,306,612 Shares

Common Stock

This prospectus relates to 4,306,612 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

●	32,928 shares of common stock issuable upon the exercise of series A warrants issued to investors in our initial public offering;

●	4,144 shares of common stock issuable upon the exercise of series B warrants issued to investors in our initial public offering; and

●	4,269,540 shares of common stock issuable to selling stockholders upon the exercise of other warrants;

We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders, but we may receive funds from the exercise of the warrants held by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMFL.” On May 3, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $2.08. There is no public market for the warrants.

The selling stockholders may offer and sell the common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “our company” refer, collectively, to Smart for Life, Inc., a Nevada corporation, and its subsidiaries taken as a whole.

Our Company

Overview

We are engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a global holding company, we are executing a buy-and-build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues by the fourth quarter of 2026. To drive growth and earnings, we are developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels.

Our company was incorporated in the State of Delaware on February 2, 2017. On April 10, 2023, we converted to a Nevada corporation.

On March 8, 2018, we acquired 51% of Millenium Natural Manufacturing Corp. and Millenium Natural Health Products Inc. On October 8, 2019, we entered into an agreement to acquire the remaining 49% of these companies, which was completed on October 8, 2019. On September 30, 2020, we changed the name of Millenium Natural Manufacturing Corp. to Bonne Sante Natural Manufacturing, Inc., or BSNM, and on November 24, 2020, we merged Millenium Natural Health Products Inc. into BSNM to better reflect our vertical integration. BSNM is a nutraceutical contract manufacturer.

On July 1, 2021, we acquired all of the issued and outstanding equity interests of Doctors Scientific Organica, LLC d/b/a Smart for Life, Oyster Management Services, L.L.C. (formerly Oyster Management Services, Ltd.), Lawee Enterprises, L.L.C. and U.S. Medical Care Holdings, L.L.C. On May 19, 2022, we acquired Lavi Enterprises, LLC, an affiliate of these companies. We collectively refer to Doctors Scientific Organica, LLC and the foregoing consolidated subsidiaries as DSO. DSO manufactures, sells and owns the Smart for Life brand of natural health and wellness meal replacement products.

On December 6, 2021, we acquired all of the issued and outstanding capital stock of GSP Nutrition Inc., or GSP. GSP is a sports nutrition company. It offers nutritional supplements for athletes and active lifestyle consumers through a variety of wellness solutions and delivery methods, with its initial line of nutritional products being marketed under the Sports Illustrated Nutrition brand.

On July 29, 2022, we acquired all of the issued and outstanding equity interests of Ceautamed Worldwide LLC and its wholly-owned subsidiaries Wellness Watchers Global, LLC and Greens First Female LLC, which we collectively refer to as Ceautamed. Ceautamed owns the Greens First line of branded products which have been specifically marketed to the healthcare provider sector.

We also operate a network platform in the affiliate marketing space. Affiliate marketing is an advertising model in which a product vendor compensates third-party digital marketers to generate traffic or leads for the product vendor’s products and services. The third-party digital marketers are referred to as affiliates, and the commission fee incentivizes them to find ways to promote the products being sold by the product vendor. We operate this business through Nexus Offers, Inc., or Nexus, which we acquired on November 8, 2021.

Reverse Stock Split

On April 24, 2023, we completed a 1-for-50 reverse split of our outstanding shares of common stock. As a result of this reverse split, our issued and outstanding common stock decreased from 40,440,129 shares to 822,303 shares. Accordingly, except as otherwise indicated, all share and per share information contained in this prospectus supplement has been restated to retroactively show the effect of this reverse stock split.

Corporate Information

Our principal executive offices are located at 990 S Rogers Circle, Suite 3, Boca Raton, Florida 33487, and our telephone number is (786) 749-1221. We maintain a website at www.smartforlifecorp.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common stock offered by selling stockholders:	This prospectus relates to 4,306,612 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

● 32,928 shares of common stock issuable upon the exercise of series A warrants issued to investors in our initial public offering;

● 4,144 shares of common stock issuable upon the exercise of series B warrants issued to investors in our initial public offering; and

● 4,269,540 shares of common stock issuable to selling stockholders upon the exercise of other warrants;

Common stock outstanding(1):	1,381,976 shares.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders, but we may receive funds from the exercise of the warrants held by the selling stockholders. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3.

Trading market and symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “SMFL.”

(1)	The number of shares outstanding excludes the following:

●	4,382,763 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.47 per share;

●	51,560 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $16.84 per share;

●	150 shares of common stock that are reserved for issuance under our 2020 Stock Incentive Plan;

●	1,362,840 shares of common stock that are reserved for issuance under our 2022 Equity Incentive Plan; and

●	shares of common stock issuable upon the conversion of secured subordinated convertible promissory notes in the aggregate principal amount of $2,150,000, which are convertible at the option of the holder into common stock at a conversion price of $6.25.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. We may, however, receive up to approximately $24.5 million from the exercise of warrants held by selling stockholders. We will retain broad discretion over the use of the net proceeds to us. We currently expect to use the net proceeds that we receive from the exercise of warrants for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon exercise of the warrants. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those restricted shares of common stock previously issued to the selling stockholders and shares of common stock issuable to the selling stockholders upon the exercise of warrants. We are registering the shares in order to permit the selling stockholders to offer the shares for resale from time to time.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. The second column lists the number of shares beneficially owned by each selling stockholder. The third column lists the number of shares being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Applicable percentage ownership is based on 1,381,976 shares of common stock outstanding as of May 5, 2023. For purposes of computing percentage ownership after this offering, we have assumed that all shares held by the selling stockholders will be sold in this offering and that all warrants held by the selling stockholders will be converted to common stock and sold in this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of May 5, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, certain warrants held by certain selling stockholders contain ownership limitations, such that the we shall not effect any exercise of such warrants to the extent that after giving effect to the issuance of common stock upon exercise thereof, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares outstanding immediately after giving effect to the issuance of such common stock, which such limitation may be waived by us upon no fewer than 61 days’ prior notice; provided that the limitation for some warrants is 9.99%. Therefore, if a selling stockholder subject to these limitations would beneficially own in excess of such limitation, we have reduced the applicable percentage to 4.99% or 9.99%, as applicable.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Prior to this Offering		Number of Shares Being	Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Offered	Shares	%
Anson East Master Fund LP(1)	269,345	4.99%	269,345	-	-
Anson Investments Master Fund LP(2)	808,032	4.99%	808,032	-	-
District 2 Capital Fund LP(3)	1,111,177	4.99%	1,077,376	33,801	1.37%
Ionic Ventures, LLC(4)	1,152,903	4.99%	1,115,514	37,389	1.50%
Sabby Volatility Warrant Master Fund, Ltd.(5)	742,672	4.99%	742,672	-	-
Armistice Capital Master Fund Ltd.(6)	561,202	9.99%	280,601	280,601	9.99%
Series A Warrants(7)	8,928	*	8,928	-	-
Series B Warrants(8)	4,144	*	4,144	-	-

*	Less than 1%

(1)	The number of shares being offered includes (i) 1,500 shares of common stock issuable upon the exercise of series A warrants at an exercise price of $350.00 per share (subject to adjustments) and (ii) 267,845 shares of common stock issuable upon the exercise of amended and restated warrants at an exercise price of $3.08 per share (subject to adjustments). Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP, hold voting and dispositive power over the shares held by Anson East Master Fund LP. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(2)	The number of shares being offered includes (i) 4,500 shares of common stock issuable upon the exercise of series A warrants at an exercise price of $350.00 per share (subject to adjustments) and (ii) 803,532 shares of common stock issuable upon the exercise of amended and restated warrants at an exercise price of $3.08 per share (subject to adjustments). Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the shares held by Anson Investments Master Fund LP. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	The number of shares being offered includes (i) 6,000 shares of common stock issuable upon the exercise of series A warrants at an exercise price of $350.00 per share (subject to adjustments) and (ii) 1,071,376 shares of common stock issuable upon the exercise of amended and restated warrants at an exercise price of $3.08 per share (subject to adjustments). Michael Bigger is the Managing Member of District 2 GP LLC, the General Partner of District 2 Capital Fund LP, and has voting and dispositive power over the shares held by it. Mr. Bigger disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)	The number of shares being offered includes (i) 6,000 shares of common stock issuable upon the exercise of series A warrants at an exercise price of $350.00 per share (subject to adjustments), (ii) 38,138 shares of common stock issuable upon the exercise of debenture prefunded warrants at an exercise price of $0.005 per share (subject to adjustments) and (iii) 1,071,376 shares of common stock issuable upon the exercise of amended and restated warrants at an exercise price of $3.08 per share (subject to adjustments). Brendan O’Neil and Keith Coulston are the principals of Ionic Ventures, LLC and hold voting and dispositive power over the shares held by it. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(5)	The number of shares being offered includes (i) 6,000 shares of common stock issuable upon the exercise of series A warrants at an exercise price of $350.00 per share (subject to adjustments) and (ii) 736,672 shares of common stock issuable upon the exercise of amended and restated warrants at an exercise price of $3.08 per share (subject to adjustments). Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(6)	The number of shares being offered includes 280,601 shares of common stock issuable upon the exercise of warrants at an exercise price of $3.08 per share (subject to adjustments). Armistice Capital, LLC is the investment manager of Armistice Capital Master Fund Ltd., the direct holder of the securities, and pursuant to an Investment Management Agreement, Armistice Capital, LLC exercises voting and investment power over the securities held by the Armistice Capital Master Fund Ltd. and thus may be deemed to beneficially own the securities held by Armistice Capital Master Fund Ltd. Steven Boyd, as the managing member of Armistice Capital, LLC, may be deemed to beneficially own the securities held by Armistice Capital Master Fund Ltd. Armistice Capital Master Fund Ltd. specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital, LLC.

(7)	Represents shares of common stock issuable upon the exercise of additional series A warrants at an exercise price of $350.00 per share (subject to adjustments) that were issued to investors in our initial public offering.

(8)	Represents shares of common stock issuable upon the exercise of series B warrants that were issued to investors in our initial public offering, which are exercisable at any time on a cashless 1-for-1 basis.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC, Washington, DC.

Bevilacqua PLLC holds 6,466 shares of common stock, which it received as partial consideration for legal services previously provided to us.

EXPERTS

Daszkal Bolton, LLP has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021 as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on the report of Daszkal Bolton, LLP given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.smartforlifecorp.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 13, 2023, January 26, 2023, March 9, 2023, March 17, 2023, April 6, 2023, April 13, 2023, April 28, 2023 and May 5, 2023;

●	Our Definitive Proxy Statement on Schedule 14A filed on February 2, 2023; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Smart for Life, Inc.

990 S Rogers Circle, Suite 3

Boca Raton, FL 33487

Attn: Secretary

(786) 749-1221

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$776.94
Accounting fees and expenses	5,000
Legal fees and expenses	15,000
Transfer agent fees and expenses	3,000
Miscellaneous fees and expenses	2,000
Total	$25,776.94

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We also have insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 13, 2023)
3.2	Certificate of Amendment to Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 28, 2023)
3.3	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 13, 2023)
3.4	Bylaws of Smart for Life, Inc. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 13, 2023)
4.1	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Armistice Capital Master Fund Ltd. on May 5, 2023
4.2	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to H.C. Wainwright & Co., LLC
4.3	Debenture Pre-Funded Common Stock Purchase Warrant issued by Smart for Life, Inc. to Ionic Ventures, LLC on December 8, 2022 (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K filed on December 9, 2022)
4.4	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson East Master Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K filed on December 9, 2022)
4.5	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson East Master Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K filed on December 9, 2022)
4.6	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson Investments Master Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K filed on December 9, 2022)
4.7	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson Investments Master Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K filed on December 9, 2022)
4.8	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to District 2 Capital Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K filed on December 9, 2022)
4.9	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to District 2 Capital Fund LP on December 8, 2022 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K filed on December 9, 2022)
4.10	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Ionic Ventures, LLC on December 8, 2022 (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K filed on December 9, 2022)
4.11	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Ionic Ventures, LLC on December 8, 2022 (incorporated by reference to Exhibit 4.18 to the Current Report on Form 8-K filed on December 9, 2022)
4.12	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Sabby Volatility Warrant Master Fund Ltd. on December 8, 2022 (incorporated by reference to Exhibit 4.19 to the Current Report on Form 8-K filed on December 9, 2022)

4.13	Amended and Restated Common Stock Purchase Warrant issued by Smart for Life, Inc. to Sabby Volatility Warrant Master Fund Ltd. on December 8, 2022 (incorporated by reference to Exhibit 4.20 to the Current Report on Form 8-K filed on December 9, 2022)
4.14	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on December 8, 2022 (incorporated by reference to Exhibit 4.21 to the Current Report on Form 8-K filed on December 9, 2022)
4.15	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on December 8, 2022 (incorporated by reference to Exhibit 4.22 to the Current Report on Form 8-K filed on December 9, 2022)
4.16	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Robert D. Keyser, Jr. on December 8, 2022 (incorporated by reference to Exhibit 4.23 to the Current Report on Form 8-K filed on December 9, 2022)
4.17	Common Stock Purchase Warrant issued by Smart for Life, Inc. to James Hopkins on December 8, 2022 (incorporated by reference to Exhibit 4.24 to the Current Report on Form 8-K filed on December 9, 2022)
4.18	Warrant Agent Agreement, dated February 16, 2022, between Smart for Life, Inc. and VStock Transfer, LLC and Forms of Warrants (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 23, 2022)
4.19	Warrant issued by Smart for Life, Inc. to Joseph Xiras on January 13, 2022 (incorporated by reference to Exhibit 4.21 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.20	Warrant issued by Smart for Life, Inc. to Leonite Fund I, LP on January 13, 2022 (incorporated by reference to Exhibit 4.22 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.21	Warrant issued by Smart for Life, Inc. to Laurie Rosenthal on January 7, 2022 (incorporated by reference to Exhibit 4.20 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.22	Warrant issued by Smart for Life, Inc. to Robert Rein on January 3, 2022 (incorporated by reference to Exhibit 4.19 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.23	Warrant issued by Smart for Life, Inc. to Thomas L Calkins II and Diane M Calkins JTIC on December 27, 2021 (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.24	Warrant issued by Smart for Life, Inc. to Ryan Hazel on December 23, 2021 (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)
4.25	Amended and Restated Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on February 1, 2022 (incorporated by reference to Exhibit 4.25 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)
4.26	Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on July 1, 2021 (incorporated by reference to Exhibit 4.23 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)
4.27	Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on July 1, 2021 (incorporated by reference to Exhibit 4.24 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)
4.28	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Peah Capital, LLC on December 18, 2020 (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-1 filed on December 16, 2021)
4.29	Amendment No 1 to Common Stock Purchase Warrant, dated June 30, 2021, between Smart for Life, Inc. and Peah Capital, LLC (incorporated by reference to Exhibit 4.15 to the Registration Statement on Form S-1 filed on December 16, 2021)
5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Daszkal Bolton, LLP
23.4	Consent of Sherman & Howard L.L.C. (included Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Exhibit Filing Fees

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 5, 2023.

SMART FOR LIFE, INC.

By:	/s/ Darren C. Minton
Darren C. Minton
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Darren C. Minton and Alan B. Bergman as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Darren C. Minton	Chief Executive Officer and Director (principal executive officer)	May 5, 2023
Darren C. Minton

/s/ Alan B. Bergman	Chief Financial Officer (principal financial and accounting officer)	May 5, 2023
Alan B. Bergman

/s/ Alfonso J. Cervantes, Jr.	Executive Chairman of the Board	May 5, 2023
Alfonso J. Cervantes, Jr.

/s/ Robert S. Rein	Director	May 5, 2023
Robert S. Rein

/s/ Arthur S. Reynolds	Director	May 5, 2023
Arthur S. Reynolds

/s/ Roger Conley Wood	Director	May 5, 2023
Roger Conley Wood